
Verizon
1:49 PM
Profile
HylerF rated Girl Scout Cookies ★★★★★
I am SO excited to share my first ever strain review! This is a photo of some #girlscoutcookies grown in #humboldt ! This strain has been amazing for me! It helps me sleep at night but also gives me time to think & reflect before I drift off. I highly recommend it

# MassRoots

## Investor Update

# CHAIRMAN'S LETTER

**MassRoots Shareholders,**

We're pleased to report that MassRoots continues to expand its market share as one of the leading online communities of cannabis consumers and through our recently introduced product-reviews, are in a position to dominate the demand-side of the cannabis market. Given the current state of the cannabis market, our Company in the right place at the right time as the industry develops from its nascent stage to maturity.

The 2016 elections put in place new cannabis laws affecting 22% of the U.S. population, a fundamental growth catalyst for MassRoots and the entire industry. As we gear up for 2017 and the next phase of growth for MassRoots, I wanted to highlight some of our recent milestones and outline our key objectives for the next several months. As previously reported, MassRoots had generated $794,000 in revenue as of September 30, 2016, compared to $64,000 in revenue during the same period in 2015. Over 75% of these sales have come from the Colorado and California markets and we are now seeing these and other markets open up to help facilitate our further growth. Based on our current growth rate, we are on track to be cash-flow positive on a monthly basis during December 2016 or early 2017.

Our two closest comparables, Weedmaps and Leafly, are expected to generate more than $25 million and $15 million, respectively, in digital advertising revenue during 2016. MassRoots, having similar user-bases to both of these services, expects its annual revenue run rate will grow to this range within the next 12 to 18 months.

Through community-driven reviews, MassRoots intends to dominate the demand-side of the cannabis market, channeling sales to our preferred partners. In August 2016, we introduced a dispensary finder within the MassRoots mobile applications and escalated business on boarding, followed by the introduction of product and strain reviews in November 2016. Within the next several weeks, users will be able to rate and discover products based on how well they treat certain ailments (back pain, joint pain, nausea and other ailments) and see how much those products cost at their local dispensaries. Our primary focus has been getting this model right in Colorado before scaling to the 27 states with medical and recreational cannabis laws.

We believe that once enhanced product reviews and live menu pricing are live, MassRoots will be able to generate positive cash-flow off of each new user acquired within 6


THE
ARCVIEW
GROUP

MassRoots CEO, Isaac Dietrich, pitches The Arcview Group in June of 2016 in Oakland, CA.

weeks of acquisition. At that point in time – which each new user acquired is profitable within 6 weeks – we will aggressively ramp-up user acquisition spending again. MassRoots currently has 900,000 users out of an estimated 10 million regular cannabis consumers who reside in a state with a medical or recreational cannabis law.

On November 8, 2016, 7 states representing 22% of the United States population voted to regulate the production and sale of cannabis, perhaps the single biggest event in marijuana history. As a result, ArcView Market Research and New Frontier Financial project the regulated industry will grow from $5.7 billion in 2015 to $23.1 billion in 2020, an annual compound growth rate of 35%.

When a state passes a medical or recreational cannabis law, MassRoots is able to immediately begin registering users and businesses in that state with minimal marginal cost. Because we are not involved in the production or sale of cannabis, we do not have to build outgrow operations, open retail stores, or have a significant physical presence in the state in order to generate revenue. At the same time, MassRoots' financial model is not tied to the success of a particular location, brand or a particular ballot initiative – we believe we will have a significant percentage of all dispensaries and brands on our platform, making MassRoots a play on the industry as a whole.

Throughout the next two years, we expect five additional states will pass medical cannabis laws: Texas, Louisiana, Utah, Nebraska and South Carolina while an additional five states will pass recreational cannabis laws: Michigan, Maryland, Vermont, Connecticut and New Jersey. We expect that, with the exception of Michigan, these laws will be passed through the state legislature which is a fraction of the cost of running a statewide ballot initiative. Sitting at the intersection of healthcare on the medicinal side and a vice industry on the recreational side, we believe the cannabis industry can continue to grow in any economic climate.

In early September, MassRoots partnered with cannabis business intelligence firm Headset to integrate their base-level dashboards into MassRoots for Business. This partnership will significantly accelerate the roll-out of live menu prices from every major dispensary point-of-sale system on the market, as well as offering dispensaries access to meaningful data in easy-to-use, actionable formats. We believe Headset is the leader in this segment of the cannabis technology market and is poised to rapidly scale over the next several quarters.

I am also pleased to report that MassRoots has entered into a partnership with MJ Freeway – the largest cannabis seed-to-sale tracking platform that has processed more than $5 billion in cannabis transactions and has close to 50% market share. Through this partnership, MJ Freeway clients will be able to automatically sync their inventory and pricing data with their MassRoots profile, better serving both MJ Freeway's clients and MassRoots users.

We are confident that these collaborations and partnerships will expand the offerings and capabilities of the MassRoots platform and offer some insight into the direction we are taking the business. Fundamentally, we believe that MassRoots is in a stronger position than ever while the 2016 elections have significantly accelerated the growth of the regulated cannabis market. Management looks forward to applying the knowledge, experience, and relationships we've gained the past few years to shaping the development of the regulated cannabis industry.

During the next several months, many of the new laws will begin to take effect in their respective states. Furthermore, we expect additional legislation to occur, as more states implement the necessary legal framework for a regulated cannabis market.

Thank you for you continued support of MassRoots. We look forward to leveraging the near-term growth catalysts that lie ahead of us and reporting back to you on the continued development of our Company.

*Best Regards,*

**Isaac Dietrich**
Chairman & Chief Executive Officer
MassRoots, Inc.

# AT A GLANCE

**900K+**
Growing Userbase

**11K+**
Shareholders

**$794K+**
Revenue
*year to date as of Sept. 30 2016*

# PROJECTED REGULATED MARIJUANA MARKET GROWTH


Prohibition
Medical Use
Adult Use (21+)
2018 Projection: Medical
2018 Projection: Adult Use (21+)

On November 8, 2016, eight states representing more than 20% of the United States population passed initiatives regulating the production and sale of cannabis. According to ArcView Market Research and New Frontier Financial, the regulated industry is expected to grow from $5.7 billion in 2015 to $23.1 billion in 2020, an annual compound growth rate of 35%.

Support for cannabis legalization is polling at all-time highs and medical cannabis in particular has support rates above 60% in nearly every major demographic group. Over the next two years, we expect a medical cannabis law can be passed in five additional states: South Carolina, Texas, Utah, Louisiana, and Nebraska and a recreational cannabis law in another five states: Michigan, Maryland, New Jersey, Delaware, and Vermont. We expect most of these laws will be passed through the legislature, the cost of which is only a small fraction of what it takes to run a statewide ballot initiative.

When a state passes a medical or recreational cannabis law, MassRoots is able to start registering users and businesses in that state with minimal marginal cost. Because we are not involved in the production or sale of cannabis, we do not have to build grow facilities, open retail stores, or have a physical presence in the state in order to generate revenue. At the same time, MassRoots' financial model is not tied to the success of a particular location, brand or ballot initiative – we believe we will have a significant percentage of all dispensaries and brands on our platform, making MassRoots a play on the industry as a whole.

Sitting at the intersection of healthcare on the medicinal side and a vice industry on the recreational side, the cannabis industry can continue to grow in any economic climate.

# MassRoots

## COMPANY TIMELINE

## 2013

**APRIL 10**
MassRoots was founded in Virginia Beach, Virginia.

**JULY 16**
MassRoots launches in the Apple App Store.

**SEPTEMBER 24**
The ArcView Group
MassRoots pitches at Denver ArcView Meeting with 6,500 users.

**OCTOBER 7**
ArcView Investor Doug Leighton invests $50,000; MassRoots begins raising $150,000 seed round.

**DECEMBER 31**
MassRoots ends year with 20,000 users.

## 2014

**JANUARY 12**
Bloomberg
"Pritzker Scion Backs Pot Plans as Getting High Gets Legal"

**FEBRUARY**
MassRoots relocates to Colorado.

**APRIL 2**
MassRoots crosses 100,000 users

**APRIL 7**
Business Insider
"Money is Flowing to a New Social Network for Weed Smokers"

**APRIL 23**
MassRoots files an S-1 with the Securities and Exchange Commission to become a publicly traded company.

**APRIL 25**
VICE
"Rocky Mountain High"

**JULY 18**
The New York Times
"Next Gold Rush: Legal Marijuana Feeds Entrepreneurs' Dreams"

**SEPTEMBER 15**
S-1 Registration statement declared effective by the Securities and Exchange Commission.

**NOVEMBER 4**
Apple bans MassRoots from the App Store

## 2015

**JANUARY 5**
Over 10,000 users send personal emails to Apple on MassRoots' behalf in 72 hours.

**JANUARY 16**
Dozens of cannabis business leaders write a letter to Apple CEO Tim Cook on MassRoots' behalf.

**JANUARY 20**
The Denver Post
"Apple Just Says No to Many Pot Apps"

**FEBRUARY 12**
Apple reverses cannabis app policy; MassRoots Returns to the App Store

**FEBRUARY 13**
FORTUNE
"Apple's ban on this marijuana social networking app goes up in smoke"

**APRIL 9**
MassRoots' stock starts trading under the ticker "MSRT"

**APRIL 17**
CNN
Primetime segment on national TV; Closes $575,000 Private Placement

**JUNE 14**
Twitter verifies MassRoots, one of the first cannabis-related brands to be verified.

**JULY 9**
CNBC
Isaac Dietrich pitches Kevin O'Leary on CNBC's Elevator Pitch; MassRoots crosses 420,000 users.

**AUGUST 4**
Sean Comb's REVOLT TV features MassRoots in a documentary.

**AUGUST 31**
MassRoots announces it has applied to the Nasdaq
NASDAQ

**SEPTEMBER 1**
MarketWatch
"MassRoots Applies to Be First Cannabis Company on Nasdaq"

## 2016

**JANUARY 9**
Extreme Tech Challenge
MassRoots presents on stage at CES as part of the Top 10 in the Extreme Tech Challenge.

**JANUARY 11**
History
"The Marijuana Revolution"

**FEBRUARY 10**
MassRoots CEO Isaac Dietrich meets Sir Richard Branson on Neckar Island

**MAY 23**
NASDAQ rejects MassRoots' application to uplist

**JUNE 20**
Former SalesForce Engineer Lance Galey joints MassRoots as CTO

**JUNE 30**
MassRoots generates $475,000 in Q2 2016 revenue; more than all other previous quarters combined

**OCTOBER 20**
Aphria, one of the largest Canadian Licensed Producers, invests in and partners with MassRoots
Aphria

**OCTOBER 23**
MassRoots completes $5.0 Million equity offering; Strongest cash position in corporate history

**NOVEMBER 8**
Seven states with 22.9% of the U.S. population vote in favor of adult-use and medicinal cannabis laws.

# USER GROWTH


1,000,000
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
Jul-13 Aug-13 Sep-13 Oct-13 Nov-13 Dec-13 Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 May-16 Jun-16 Jul-16 Aug-16 Sep-16 Oct-16 Nov-16
Not Available in the App Store

Our two closest comparables, Weedmaps and Leafly, are expected to generate more than $25 million and $15 million, respectively, in digital advertising revenue during 2016. MassRoots, having similar user-bases to both of these services, expects its annual revenue run rate will grow to this range within the next 12 to 18 months.

| | weedmaps | Leafly | MassRoots |
|---|---|---|---|
| **Estimated 2016 Revenue** | $25+ Million | $16 Million | $1,000,000 |
| **Year Founded** | 2007 | 2010 | 2013 |
| **Registered Users** | 750,000 | 1,000,000 | 900,000<br>as of May 2016 |
| **Valuation** | $300,000,000 | Privateer Holdings, the holding company of Leafly, Tilray and Marley Natural, raised at a $425 million valuation in April 2015. | $46,850,000<br>Market Cap as of Nov. 29, 2016 |

# IN THE NEWS

## THE DENVER POST

MassRoots Inc., the Denver-based social network for the cannabis industry, has tapped a former Autodesk and Salesforce executive as its chief technology officer. MassRoots hired Lance Galey, who headed the development of core infrastructure and platform services for several Salesforce software-as-a-service applications. Galey, who also has worked in similar capacities for Disney and Amazon, will lead efforts to improve MassRoots' engineering processes and software platform, the Denver company said.

## FORTUNE

Apple has lightened up on restrictions that once banned cannabis-focused social networking apps from its App Store. The tech giant reversed course Thursday night by making MassRoots, a social network for cannabis lovers, available on the iOS App Store a little over three months after banning the site's app. MassRoots first became available through the App Store in 2013, but Apple decided to pull the app last month due to conflicts with company guidelines banning "apps that encourage excessive consumption of alcohol or illegal substances."

## Forbes

MassRoots received word on Monday that its application had been denied by the exchange on the grounds that MassRoots may be deemed to be aiding and abetting the distribution of an illegal substance. "With this decision, the NASDAQ has set a dangerous precedent that will prevent nearly every company in the regulated cannabis industry from listing on a national exchange. This will have ripple effects across the entire industry, making it more difficult for cannabis entrepreneurs to raise capital and slow the progression of cannabis legalization in the United States," stated MassRoots CEO Isaac Dietrich.

## ALSO FEATURED IN:

FAST COMPANY · CNN · The New York Times · USA TODAY · Inc. · BBC · FOX BUSINESS · THE DAILY BEAST · VICE

# COLLABORATIONS

MassRoots is committed to forming strategic partnerships with the leading technology companies in the cannabis space to expand our platform's functionality and accelerate our growth.



$2.7M
$400K
$32.45
3,000
MacBook Air

## HEADSET™

In early September 2016, MassRoots partnered with cannabis business intelligence firm Headset to integrate their base-level dashboards into MassRoots for Business. This partnership will significantly accelerate the roll-out of live menu prices from every major dispensary point-of-sale system on the market, as well as offering dispensaries access to meaningful data in easy-to-use, actionable formats. We believe Headset is the leader in this segment of the cannabis technology market and is poised to rapidly scale over the next several quarters.

## MJ FREEWAY

In December 2016, MassRoots entered into a partnership with MJ Freeway, the industry-leading point-of-sale software that processed over $5 billion in cannabis-related transactions last year. MJ Freeway's API will power live menus and inventory data on the MassRoots network, enabling seamless communications between MJ Freeway's thousands of dispensary clients and MassRoots' community of hundreds of thousands of cannabis consumers.



MJ FREEWAY
ERP for the cannabis industry. Experience the power of the platform.
Data + Technology + Consulting
MacBook Air

## whaxy



FLOWERS
OAKLAND

MassRoots has partnered with Whaxy, an online order-ahead and menu management platform. Since launching in May 2016, Whaxy's online ordering platform has processed over $5 million in volume across 40,000 unique transactions and secured contracts with some of the leading businesses in the industry, including Harborside Health Center, GreenHouse, and Cresco Labs. MassRoots believes it can accelerate Whaxy's adoption from dozens of dispensaries to hundreds of locations over the coming months.

# THE MASSROOTS TEAM



### STEVE MARKOWITZ

**ADVISOR**

*Founder and Former CEO of MyPoints.com*

Founded MyPoints.com in 1996; scaled it $100mm+ in annual revenue and $3.6 billion market capitalization. Was 9th best performing IPO on Nasdaq in 1999.



### LANCE GALEY

**CHIEF TECHNOLOGY OFFICER**

For nearly 20 years Lance has been a technology leader in some of the best known web and cloud service businesses in the world including Salesforce, The Walt Disney Company, and Microsoft.



### BRIAN BURESON

**DIRECTOR OF UX**

Brian has been designing exceptional products using empathy and user centered design methodologies for over a decade. Most recently he has led the design of large scale projects at Motorola, Microsoft and Skype.

MassRoots

DECEMBER 2016

investors.massroots.com